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PROXY RESULTS - ACTIVELY MANAGED EXCHANGE-TRADED FUND TRUST

A Special Meeting of the Shareholders was held on March 22, 2010 to elect seven individuals to the Board of PowerShares Actively Managed
Exchange-Traded Fund Trust:

The results of the voting on the above matter were as follows:

                                                                                         WITHHELD/
TRUSTEES/MATTER                                                        VOTES FOR        ABSTENTIONS*
------------------------------------------------------------------  ----------------  ---------------
Ronn R. Bagge                                                           679,944            30,822
Todd J. Barre                                                           679,944            30,822
H. Bruce Bond                                                           679,447            31,319
Kevin M. Carome                                                         679,944            30,822
Marc M. Kole                                                            679,944            30,822
Philip M. Nussbaum                                                      679,944            30,822
Donald H. Wilson                                                        679,944            30,822

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* Includes Non-Votes.

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The Meeting on March 22, 2010 was adjourned until April 14, 2010, with respect to the following proposals for the Active Low Duration Fund and the Active Mega Cap Fund:

The results of the voting were as follows:

                                                                                                      WITHHELD/
MATTER- ACTIVE LOW DURATION FUND                            VOTES FOR          VOTES AGAINST         ABSTENTIONS          NON-VOTES
--------------------------------                            ---------          -------------         -----------          ---------
Approve a new sub-advisory agreement between Invesco
PowerShares Capital Management LLC and Invesco Advisers,
Inc, Invesco Asset Management Deutschland, GmbH; Invesco
Asset Management Limited; Invesco Asset Management (Japan)
Limited; Invesco Australia Limited; Invesco Hong Kong
Limited; and Invesco Senior Secured Management, Inc.        128,534                2,442                 987                92,373

The results of the voting were as follows:

                                                                                                      WITHHELD/
MATTER-ACTIVE MEGA CAP FUND                                 VOTES FOR          VOTES AGAINST         ABSTENTIONS          NON-VOTES
---------------------------                                 ---------          -------------         -----------          ---------
Approve a new sub-advisory agreement between Invesco
PowerShares Capital Management LLC and Invesco Advisers,
Inc, Invesco Asset Management Deutschland, GmbH; Invesco
Asset Management Limited; Invesco Asset Management (Japan)
Limited; Invesco Australia Limited; Invesco Hong Kong
Limited; and Invesco Senior Secured Management, Inc.         69,626                2,641                1,236               27,367

For a more detailed discussion on the proposal that was submitted to shareholders, please refer to the proxy statement that was filed on February 19, 2010 with the SEC under Accession number 0001104659-10-008272.